Public Relations Contact:	Investor Relations Contact:
Bill Reihl	Jeffrey Goldberger
Ogilvy Public Relations Worldwide	KCSA Worldwide
(404) 881-2314	(212) 896-1249
bill.reihl@ogilvypr.com	jgoldberger@kcsa.com

NEXCEN BRANDS ACQUIRES THE GREAT AMERICAN COOKIE COMPANY® FROM MRS. FIELDS FAMOUS BRANDS

Acquisition Will Bolster NexCen’s Quick Service Restaurant (“QSR”) Operating Segment

And Increases Franchise Locations From, 1,600 To 1,900

NEW YORK, January 29, 2008 -- NexCen Brands, Inc. (Nasdaq: NEXC) ("NexCen") announced today that it has acquired the Great American Cookie Company (“Great American Cookies”) from Mrs. Fields Famous Brands, LLC (“Mrs. Fields”). The purchase price of the transaction is $93.7 million, and consists of approximately $89.0 million of cash and NexCen common stock valued at approximately $4.7 million. This transaction adds another premium treat brand to the four brands in NexCen’s quick service restaurant (QSR) portfolio, which include the premium, hand-mixed ice cream chains MaggieMoo’s and Marble Slab Creamery, as well as the hand-rolled pretzel chains Pretzel Time and Pretzelmaker. The Great American Cookies acquisition marks the ninth brand added to NexCen Brands portfolio and increases its franchise locations from 1,600 to 1,900 locations worldwide.

Founded in 1977, the Great American Cookie Company provides cookies, cupcakes, brownies, and smoothies to a diverse and loyal customer base. The company has demonstrated more than 30 years of consistent growth and is the number one mall-based cookie system in the United States. As of December 31, 2007, Great American Cookies had nearly 300 franchised units primarily located in the continental United States.

Commenting on the acquisition, Robert W. D'Loren, President and CEO of NexCen, stated, “Great American Cookies is a great opportunity for us to enter the cookie business with a premium cookie brand that has grown consistently over the years. The brand is representative of the acquisition opportunities NexCen has targeted to grow our QSR segment and to increase sales in our existing ice cream and pretzel concepts. The addition of this brand to our QSR portfolio provides NexCen with nearly 300 additional doors for the delivery of quality treat products, and broadens our franchise offering for interested franchisees, both domestically and internationally.”

1330 AVENUE OF THE AMERICAS, 34TH FLOOR • NEW YORK, NEW YORK • 10019
PHONE: 212.277.1100 • FAX: 212.277.1160
WWW.NEXCENBRANDS.COM

Stephen Russo, President and Chief Executive Officer of Mrs. Fields, added, “NexCen Brands’ acquisition of Great American Cookies will enable Mrs. Fields to focus on our core business strategy, with the comfort and belief that NexCen’s franchise model will continue to build this brand. We are exploring opportunities to make additional investments in our brands in accordance with our indenture requirements, and are pleased with our progress to date.”

For a portion of the purchase price, NexCen accessed its debt facility with BTMU Capital Corporation, which was increased from $150 million to $181 million. Theodore J. Gaffney, Executive Vice President of BTMU Capital Corporation, commented: "We are pleased with our relationship with NexCen Brands and its recent business activities. Our facility has continued to allow NexCen to finance its acquisitions under the terms of the master loan agreement and build a well diversified pool of assets.”

For the 12 months ended December 31, 2007, aggregate pro forma unaudited revenues and operating income for the Great American Cookie Company were approximately $26 million and $13 million, respectively. NexCen expects this transaction to be accretive beginning in 2008. Forward twelve months revenues and operating income are expected to be $27 million and $14 million, respectively.

The Company will discuss this transaction in further detail on a conference call scheduled for Wednesday, January 30, 2008 at 8:30 am EST. Interested parties may access the call by dialing (800) 922-9655 (domestic) or (973) 935-2407 (international) and enter the following code: 32775263. Additionally, the call will be webcast at http://www.nexcenbrands.com.

2008 Guidance

The Company has revised its guidance to non-GAAP EPS range of $0.27 - $0.30 per share.

Use of Non-GAAP Financial Information

NexCen provides forecasts of non-GAAP diluted earnings per share. Forecasted non-GAAP diluted earnings per share is defined to exclude the forecasted effects of depreciation and amortization, stock based compensation, the provision for deferred income taxes and income (loss) from discontinued operations during the relevant period.  NexCen’s management uses forecasts of non-GAAP diluted earnings per share for purposes of evaluating NexCen’s prospective financial performance. NexCen believes that providing forecasts of non-GAAP diluted earnings per share to investors provides investors with the information used by NexCen’s management in our financial and operational decision-making and helps investors understand how management views our business. Forecasts of non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.  The most directly comparable forward-looking GAAP measures are net income (loss) per diluted share and income (loss) per diluted share from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because the Company cannot reliably forecast deferred income taxes and other variables related to the timing and nature of acquisitions.  Please note that the unavailable reconciling items could significantly impact the Company's future reported financial results on a GAAP basis.

About NexCen Brands, Inc. (http://www.nexcenbrands.com)

NexCen Brands, Inc. is a vertically integrated global brand management company focused on assembling a diversified portfolio of intellectual property-centric companies operating in the consumer branded products and franchise industries. The Company owns, licenses, franchises and markets a growing portfolio of consumer and franchise brands including The Athlete's Foot, Bill Blass, Great American Cookies, MaggieMoo's, Marble Slab Creamery, Pretzel Time, Pretzelmaker, Shoebox and Waverly. The Company licenses and franchises its brands to a network of leading retailers, manufacturers and franchisees that includes every major segment of retail distribution from the luxury market to the mass market in the U.S. and in over 50 countries around the world, and consists of approximately 1,900 franchised stores. NexCen, through its information technology, franchisee support systems and advertising, marketing and public relations team, markets its brands to continually drive greater consumer awareness and brand equity for each of its brands. NexCen touches nearly every aspect of a consumer's lifestyle from the food they eat to the furnishings in their homes and the clothes and footwear they purchase. For more information about NexCen and our brands, please visit our website at www.nexcenbrands.com.

About Great American Cookies®

Founded in 1977 on the strength of an old family chocolate chip cookie recipe, the Great American Cookie Company has set the standard for gourmet cookie sales in shopping centers nationwide. With a strategy and quality product that has propelled over 30 years of consistent growth, Great American Cookies now leads as the number one mall-based cookie system. At Great American Cookies, the customer is able to enjoy the things that make life sweet. Whether they want a delicious fresh cookie, brownie or cookie cake, they will find a celebratory, fun environment with high quality, superior products.

About BTMU Capital Corporation (http://www.btmucapital.com)

BTMU Capital Corporation is a leading provider of structured financing and related financial services in the United States and internationally. It is a subsidiary of Mitsubishi UFJ Financial Group (NYSE: MTU), one of the world’s largest bank holding companies in terms of assets.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of our business, plans to cross-sell, further license and expand the offerings of our brands and businesses, expectations for the future performance of our brands and comments about estimated or anticipated future financial results. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we are still in the early stages of building our IP business and may not be successful in implementing our business strategy, (2) we depend on the success of our licensees and franchisees for future growth, (3) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (4) our new marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (5) our acquisitions may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (6) volatility in the price of our common stock may cause sellers of IP and IP-centric businesses to be less willing to accept shares of our common stock as consideration for a portion of future acquisitions and may make such acquisitions more dilutive (if the price of our common stock declines), and (7) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NexCen owns the proprietary rights to a number of trademarks used in this press release which are important to our business, including The Athlete’s Foot, Bill Blass, Great American Cookies, Maggie Moo’s, Marble Slab Creamery, Pretzel Time, Pretzelmaker, Shoebox New York, and Waverly. For convenience, we have omitted the “®” and the “TM” trademark designations for such trademarks in the body of this press release. Nevertheless, all rights to such trademarks named in this press release are reserved.

# # #